Joint Filer Information

Names: Infinity Capital Partners, L.P., Infinity Capital, LLC, Infinity
       Management, LLC

Address: 767 Third Avenue, 16th Floor
         New York, NY 10017

Designated Filer: Michael Feinsod

Issuer and Ticker Symbol: DCAP Group, Inc. (DCAP)

Date of Earliest Transaction
To Be Reported: February 27, 2007

The undersigned, Infinity Capital Partners, L.P., Infinity Capital, LLC, Infinity Management, LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Michael Feinsod with respect to the beneficial ownership of securities of DCAP Group, Inc.

Signatures:

INFINITY CAPITAL PARTNERS, L.P.

By: Infinity Capital, LLC, its General Partner


By: /s/ Michael Feinsod
    ----------------------
    Name:  Michael Feinsod
    Title: Managing Member


INFINITY CAPITAL, LLC


By: /s/ Michael Feinsod
    ----------------------
    Name:  Michael Feinsod
    Title: Managing Member


INFINITY MANAGEMENT, LLC


By: /s/ Michael Feinsod
    ----------------------
    Name:  Michael Feinsod
    Title: Managing Member